                           LIMITED POWER OF ATTORNEY
                           -------------------------

      I, James LaChance, do hereby appoint Hilary Hageman, Stephanie McMenamy and Holly Stamm, as my true and lawful attorneys-in-fact (each an "Attorney-in-
Fact" and, collectively, the "Attorneys-in-Fact"), each, individually or jointly, with full power of substitution and resubstitution, to have full power and authority to act in my name, place and stead and on my behalf to:

      1)  execute and deliver for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of Terran
          Orbital Corporation or any of its subsidiaries (collectively, the
          "Company"), Forms 3, 4 and 5 and any amendments thereto under Section
          16(a) of the Securities Exchange Act of 1934, as amended (the
          "Exchange Act"), and the rules and regulations thereunder;

      2)  do and perform any and all acts for and on behalf of me that such
          Attorney-in-Fact (in his or her sole discretion) determines may be necessary or desirable to complete and execute any such Form 3, 4 or
          5, complete and execute any amendments thereto and timely file same with the United States Securities and Exchange Commission (the "SEC")
          and any stock exchange or similar authority, including, without limitation, the filing of a Form ID or any other documents necessary or appropriate to enable such documents to be filed electronically with the SEC; and

      3)  take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, or for, me, it being understood that the documents executed by such
          Attorney-in-Fact on behalf of me pursuant to this Limited Power of
          Attorney shall be in such form and shall contain such information and disclosure as such Attorney-in-Fact may approve in his or her sole discretion.

      I hereby ratify and confirm all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with the requirements of the
Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), or any liability for my failure to comply with such requirements, or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act.  I further acknowledge that this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

      This Limited Power of Attorney shall remain in full force and effect until
I am no longer required to file Forms 3, 4 or 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

      IN WITNESS WHEREOF, I have executed this Limited Power of Attorney as of
April 4, 2022.

                                    Signature: /s/ James LaChance
                                               ---------------------------------
                                    Name: James LaChance
                                          --------------------------------------